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                                                             Exhibit 99.Cert.906

FORM N-CSR ITEM 10(b) EXHIBIT

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          The undersigned hereby certify in their capacity as Treasurer and President, respectively, of EATON VANCE MUTUAL FUNDS TRUST (the "Trust") (on behalf of Eaton Vance Tax-Managed Dividend Income Fund]), that:

   (a) the Semi-Annual Report of the Trust (on behalf of Eaton Vance Tax-Managed Dividend Income Fund) on Form N-CSR for the period ended October 31, 2003 (the "Report") fully complies with the requirements of
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of Eaton Vance Tax-Managed Dividend Income Fund) for such period.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE TRUST AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

Eaton Vance Mutual Funds Trust (On behalf of Eaton Vance Tax-Managed Dividend
------------------------------
Income Fund)

Date: December 16, 2003
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/S/ James L. O'Connor
---------------------
James L. O'Connor
Treasurer

Date: December 16, 2003
      -----------------


/S/ Thomas E. Faust
-------------------
Thomas E. Faust
President